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Lea-Anne Matsuoka
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RAE Systems Reports Record Fourth Quarter Revenue of $8.6 Million; Closes 2003 With Record $31.4 Million in Revenue

Company Posts Sixth Consecutive Quarter of Record Revenue with 36.8% Growth Over Q4 2002

SUNNYVALE, Calif. – February 2, 2004 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today announced record revenue for the fourth quarter ended December 31, 2003, capping a record 2003 fiscal year.

Revenues for the quarter ended December 31, 2003 were $8.6 million, as compared to $6.3 million for the quarter ended December 31, 2002, an increase of 36.8%. Net profits for the quarter ended December 31, 2003 were $483,000, as compared to $381,000 for the quarter ended December 31, 2002.

Revenues for the year ended December 31, 2003 were $31.3 million, as compared to $21.8 million for the year ended December 31, 2002, an increase of 43.4%. Net profits for the year ended December 31, 2003 were $2.8 million. This is after $1.1 million of non-cash accounting charges relating to the issuance of warrants and options. Net loss for the year ended December 31, 2002 was $9.5 million, including a $9.3 million non-cash accounting charge relating to merger costs and compensation. Gross margins increased from 59.8% for the year ended December 31, 2002 to 61.4% for the year ended December 31, 2003.

“Our strategy of offering innovative technology and products, improving efficiency and executing our plan to provide wireless gas and radiation detection systems to the rapidly growing homeland security market led to another quarter of strong operating performance,” said Robert I. Chen, president and CEO of RAE Systems. “This past year was one of multiple successes in market share, revenues and technology leadership. We continue to build momentum as homeland security spending increases and our integrated sensor network solutions are deployed by a growing number of industries, government agencies and first responder organizations around the world.”

Selected highlights of the fourth quarter include:

Technology and products

  RAE Systems introduced AreaRAE-Gamma, the market’s first wireless, integrated gas and radiation detector that enables a single unit or a networked system of units to communicate on a real-time basis with incident commanders at a remotely located base controller. The AreaRAE-Gamma is the latest offering in RAE Systems’ line of wireless monitors and joins RAE Systems’ other products, widely accepted as the de facto choice of many first responders around the country in such product category. The AreaRAE GPS products were successfully demonstrated in real world conditions at the TOPOFF II terrorism drills in early 2003.

  RAE Systems enhanced the MultiRAE Plus, a configurable monitor that can be used as a simple, inexpensive Oxygen/LEL sensor or an affordable five-gas monitor. The MultiRAE Plus combines a PID (Photo Ionization Detector) with the standard four gas sensors of a CSE (Confined Space Entry) monitor (O2, LEL, and two toxic gas sensors) into one compact monitor.

  RAE Systems launched the ToxiRAE II family of single-gas personal, reusable monitors that provide continuous readouts of toxic gas concentrations at a price point that is competitive with many disposable detectors. While disposable products are turned on once and remain on until their batteries die, users decide when and where to use the ToxiRAE II, and turn it on and off accordingly. With the ToxiRAE II, users have the choice of renewing or disposing of the unit and starting out with a fresh, new monitor.

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com

Safe Harbor Statement

This press release contains “forward- looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are denoted by such words as “continue to build momentum” and “deployed by a growing number”. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE and its products. In addition, our forward- looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

RAE Systems Inc. Condensed Consolidated Balance Sheets

	December 31, 2003	December 31, 2002

Assets
Current Assets:
Cash and cash equivalents	$ 7,512,000	$ 7,193,000
Accounts receivable, net of allowance for doubtful accounts
of $176,000 and $176,000, respectively	5,380,000	2,476,000
Inventories	3,659,000	3,176,000
Prepaid expenses and other current assets	762,000	402,000
Deferred income taxes	666,000	529,000

Total Current Assets	17,979,000	13,776,000

Property and Equipment, net	1,748,000	2,027,000
Deposits and Other Assets	327,000	82,000
Investment in Unconsolidated Affiliate	509,000	785,000

	$ 20,563,000	$ 16,670,000

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$ 1,611,000	$ 942,000
Accounts payable to affiliate	594,000	758,000
Accrued expenses	2,159,000	1,690,000
Income taxes payable	948,000	1,726,000
Current portion of deferred revenue	67,000	150,000
Current portion of capital lease obligations	122,000	160,000

Total Current Liabilities	5,501,000	5,426,000

Deferred Revenue, net of current portion	102,000	--
Capital Leases Obligations, net of current portion	--	107,000
Deferred Income Taxes	--	277,000

Total Liabilities	5,603,000	5,810,000

Commitments and Contingencies
Shareholders' Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized;
46,824,626 and 45,516,675 shares issued and outstanding,
respectively	47,000	46,000
Additional paid-in capital	18,753,000	17,956,000
Deferred compensation	--	(517,000)
Accumulated other comprehensive income	7,000	--
Accumulated deficit	(3,847,000)	(6,625,000)

Total Shareholders' Equity	14,960,000	10,860,000

	$ 20,563,000	$ 16,670,000

RAE Systems Inc. Condensed Consolidated Statements of Operations

	Year ended December 31,
	2003	2002

Net Sales	$ 31,333,000	$ 21,845,000
Cost of Sales	12,086,000	8,774,000

Gross Margin	19,247,000	13,071,000

Operating Expenses:
Sales and marketing	7,277,000	5,356,000
Research and development	2,983,000	2,531,000
General and administrative	4,998,000	4,449,000
Legal fees and settlement costs	164,000	969,000
Merger costs	--	8,736,000

Total Operating Expenses	15,422,000	22,041,000

Operating Income (Loss)	3,825,000	(8,970,000)

Other Income (Expense):
Interest income	31,000	54,000
Interest expense	(32,000)	(119,000)
Other,
net	(38,000)	0
Equity in loss of unconsolidated affiliate	(276,000)	(284,000)

Total Other Income (Expense)	(315,000)	(349,000)

Income (Loss) Before Income Taxes	3,510,000	(9,319,000)
Income Taxes	732,000	136,000

Net Income (Loss)	$ 2,778,000	$(9,455,000)

Basic Earnings (Loss) Per Common Share	$ 0.06	$ (0.24)

Diluted Earnings (Loss) Per Common Share	$ 0.06	$ (0.24)

Weighted-average common shares outstanding	46,179,770	39,902,169
Stock options	3,297,043	--

Diluted weighted-average common shares
outstanding	49,476,813	39,902,169